Exhibit 99

West Contacts:
Investors:	Media:
Michael A. Anderson	Emily Denney
Vice President and Treasurer	Global Communications
(610) 594-3345	(610) 594-3035

West Pharmaceutical Services Announces CEO Retirement and Succession Plan
Chairman and CEO Donald E. Morel, Jr. to Retire at 2015 Annual Meeting
Company Commences Search for Successor; Updates 2014 Outlook
Exton, PA - October 15, 2014 - West Pharmaceutical Services, Inc. [NYSE: WST], a global leader in innovative drug packaging and administration systems, said today that Donald E. Morel, Jr., Ph.D., Chairman of the Board and Chief Executive Officer, has announced his intention to retire at the Company’s Annual Meeting in May 2015. The West Board of Directors has retained Russell Reynolds Associates, a leading executive search firm, to launch a comprehensive search to identify Dr. Morel’s successor.
Dr. Morel said, “It has been a privilege to lead West these past 12 years. My time at West has been extremely rewarding on both a personal and professional level. When I step down next May, I will sincerely miss my West colleagues around the world that have worked so diligently to contribute to our Company’s success. With our Company in a very strong financial position and poised for a bright future, the time is right for me to step back, focus on my family and pursue my philanthropic goals.”
Dr. Morel continued, “I am confident that the Board of Directors will identify an outstanding candidate to lead West into the next stage of its growth. Until that time, I will continue to work with the West team to deliver value to our customers and with the Board to make the transition to new leadership a seamless process.”
Patrick J. Zenner, West’s Chairman, Independent Directors, said, “Don has been a strong and effective leader since joining West in 1992, rising to become Chief Executive Officer in 2002 and Chairman and CEO in 2003. During his leadership, revenues more than tripled with the launch of many innovative products, and the stock price increased more than sixfold. Don’s vision has positioned the Company for a bright future with a broad range of new product opportunities combined with a very strong financial position. We are grateful for his hard work and look forward to his continuing contribution as we conduct the search for his successor.”

Zenner continued, “Succession planning has always been a top priority for our Board of Directors. We have confidence in Don and his current management team, the strategy we have crafted together and in our ability to conduct a thorough and careful search to identify the right person who will continue to drive growth and shareholder-value creation well into the future.”
2014 Outlook
West plans to announce its third-quarter 2014 results on October 30, 2014. The Company expects third-quarter U.S. GAAP earnings to be $0.43 per diluted share, including a $0.01 per-share charge for in-process research. The Company also narrowed its adjusted earnings-per-share guidance for full-year 2014 to a range of between $1.77 and $1.82, primarily as a result of foreign currency translation from the strengthening of the dollar ($0.04 per diluted share) and tax-rate changes attributed to the geographic mix of our earnings. “We look forward to providing additional information about our third-quarter results and full-year outlook, 2015 revenue-growth expectations, as well as our 5-year financial goals, during our earnings call,” Dr. Morel said.
About West
West works side-by-side with its healthcare partners from concept to the patient, designing and manufacturing packaging, diagnostic and delivery systems that promote the efficiency, reliability and safety of their products. Every day, West is leading the way with cutting-edge technologies and quality systems, a thorough understanding of global regulatory compliance, and an unmatched and growing knowledge base of relevant pharmaceutical product testing, development and packaging. Based in Exton, Pa., West supports its customers from sales, manufacturing, customer support and research and development locations in North and South America, Europe, Asia and Australia. Established in 1923, West had 2013 sales totaling approximately $1.4 billion.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect West’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, except as required by law, West disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, new information or other changes. Known material risks, uncertainties and other factors that can affect future results are discussed or incorporated by reference in periodic reports under the

Securities Exchange Act of 1934, as amended, filed by West from time to time with the Securities and Exchange Commission.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(in millions, except per share data)

	Current 2014 Estimated Guidance	Prior Guidance

Full-Year diluted EPS - GAAP	$1.76 to $1.81	$1.77 to $1.89

In-process R&D	$(0.01)	N/A

Full-Year diluted EPS - Adjusted Non-GAAP	$1.77 to $1.82	$1.77 to $1.89

The principal currency assumption used in preparing our current guidance is the translation of the euro at $1.27 for the remainder of 2014; our prior guidance assumed a $1.37 per euro translation rate.

Three-months ending September 30, 2014	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (GAAP)	$44.0	$11.7	$31.0	$0.43
In-process R&D	$1.2	$0.4	$0.8	$0.01
Adjusted (Non-GAAP)	$45.2	$12.1	$31.8	$0.44

Please refer to the “Non-GAAP Financial Measures” for more information.

Non-GAAP Financial Measures
This press release and the preceding discussion of our results, financial guidance and the accompanying financial tables use the following financial measures that have not been calculated in accordance with generally accepted accounting principles (GAAP) accepted in the U.S., and therefore are referred to as non-GAAP financial measures:

•	Adjusted operating profit

•	Adjusted net income

•	Adjusted diluted EPS

West believes that these non-GAAP measures of financial results provide useful information to management and investors regarding business trends, results of operations, and the Company’s overall performance and financial position. Our executive management team uses these financial measures to evaluate the performance of the Company in terms of profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of each segment, and to measure and allocate financial resources to our segments. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing its financial measures with other companies.
Our executive management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of these financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. In order to compensate for these limitations, non-GAAP financial measures are presented in connection with GAAP results. We urge investors and potential investors to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate the Company’s business.
In calculating adjusted operating profit, adjusted net income and adjusted diluted EPS, we exclude the impact of items that are not considered representative of ongoing operations. Such items may include restructuring and related costs, certain asset impairments, other specifically identified gains or losses, and discrete income tax items. A reconciliation of these adjusted non-GAAP measures to the comparable GAAP financial measures is included in the accompanying tables.
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